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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

Board of Directors and Stockholders of
USN Communications, Inc.
Chicago, Illinois


We consent to the use in this Registration Statement, dated October 10, 1997, of USN Communications, Inc. on Form S-4 of our report dated March 14, 1997, accompanying the consolidated financial statements of USN Communications, Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Historical Consolidated Financial and Operating Data" and "Independent Auditors" in such Offering Memorandum.



DELOITTE & TOUCHE LLP

October 10, 1997
Chicago, Illinois